                                                                    EXHIBIT 99.1

                            Mohawk Industries, Inc.
                                 Press Release




                                          [LOGO OF MOHAWK APPEARS HERE]

NEWS RELEASE
------------


                                              Post Office Box 12069
                                              South Industrial Blvd.
                                              Calhoun, GA 30703
                                              (706) 629-7721



For Release:  Immediately

Contact:      John D. Swift, Chief Financial Officer


                   MOHAWK INDUSTRIES, INC. ANNOUNCES RECORD
                 RESULTS FOR THE 1998 FOURTH QUARTER AND YEAR

Calhoun, Georgia, February 4, 1999 - Mohawk Industries, Inc. (NYSE: MHK), today announced the highest quarterly and annual earnings per share (before nonrecurring costs) attained by the Company. Net earnings for the quarter were a record $38,830,000 (34% above last year) or $0.67 diluted earnings per share
(EPS) before a $2,900,000 pre-tax charge for the write-down of assets to be disposed of related to the pooling-of-interests acquisition of World Carpets, Inc. and a $17,700,000 pre-tax charge for nonrecurring costs associated with the World acquisition. Additionally, certain of the World acquisition costs are not deductible for income tax purposes and have resulted in a higher effective income tax rate in the fourth quarter and year-to-date results for 1998. This compares to net earnings before nonrecurring charges for the fourth quarter of 1997 of $28,883,000 or $0.50 diluted earnings per share. The fourth quarter 1997 results included nonrecurring charges for the disposition of fixed assets and compensation expense related to stock option exercises all of which are described in the chart below. After the nonrecurring charges, net earnings were $24,799,000 or $0.43 diluted earnings per share for the fourth quarter of 1998. Net earnings for the fourth quarter of 1997 after nonrecurring charges were $23,610,000 or $0.41 diluted earnings per share. This improvement in net earnings and EPS, primarily results from higher sales and higher gross profit. All areas of the Company provided improved earnings (before nonrecurring costs) for the quarter and year including the 1998 acquisitions.

Net sales for the current quarter increased 15% to $723,013,000 compared to $629,966,000 for the fourth quarter of 1997. Net sales, excluding acquisitions completed in 1998, increased 10% when the fourth quarter of 1998 is compared to 1997. These sales increases were attributable to continued emphasis on supporting dealers and strong customer acceptance of new product introductions, both of which the Company believes resulted in an overall gain in market share. Selling, general and administrative expenses were $110,529,000 or 15.3% of net sales in the fourth quarter of 1998 as compared to $91,963,000 or 14.6% of net sales in the fourth quarter of 1997. The increase in selling, general and administrative expenses as a percentage of net sales is primarily attributable to higher sample expenses. Interest expense was higher in the fourth quarter of 1998 as a result of increased levels of debt associated with acquisitions that were completed during the last half of 1998.

Net earnings, before nonrecurring charges, for the year 1998 of $122,811,000 (57% above last year) or $2.12 diluted earnings per share were the highest in the Company's history. This compares to net earnings, before nonrecurring charges, of $78,316,000 or $1.37 diluted earnings per share in 1997. The improvement in net earnings and EPS primarily results from higher sales, higher
gross profit, and lower interest expense.   After nonrecurring charges, which
are all more fully described in the chart below, net earnings for 1998 were $107,612,000 or $1.86 diluted earnings per share. For the year ended December 31, 1997, the Company recorded net earnings of $73,424,000, or $1.28 diluted earnings per share, after the nonrecurring charges.

Net sales for the year totaled $2,639,200,000, representing an increase of approximately 13% over the $2,327,341,000 recorded in the prior year. All major product categories achieved sales increases in 1998 as compared to 1997. These sales increases were attributable to continued emphasis on supporting dealers and strong customer acceptance of new product introductions, both of which the Company believes resulted in an overall gain in market share. Selling, general and administrative expenses were flat in 1998 when compared to 1997 as a percentage of net sales. Interest expense was lower in 1998 as a result of reduced levels of debt.

The following chart describes the effect of the nonrecurring charges on net earnings and EPS (amounts in thousands, except per share data):

                                          Quarters Ended                                    Years Ended
                             December 31, 1998       December 31, 1997        December 31, 1998        December 31, 1997
                             -----------------       -----------------        -----------------        -----------------
                             Earnings     EPS        Earnings     EPS         Earnings     EPS         Earnings     EPS
                             --------    -----       --------    -----        --------    -----        --------    -----
Net earnings,
 as reported                 $24,799     $0.43       $23,610     $0.41        $107,612    $1.86        $73,424     $1.28
Nonrecurring charges
 (net of taxes):
Asset disposition
 (FAS No. 121)               $ 1,650     $0.03       $ 3,581     $0.06        $  1,711    $0.03        $ 3,322     $0.06
Compensation expense               -         -       $ 1,692     $0.03               -        -        $ 1,570     $0.03
Acquisition costs            $10,071     $0.17             -         -        $ 10,443    $0.18              -         -
Income tax rate
 differential                $ 2,310     $0.04             -         -        $  3,045    $0.05              -         -
                             -------     -----       -------     -----        --------    -----        -------     -----
Net earnings before
nonrecurring charges         $38,830     $0.67       $28,883     $0.50        $122,811    $2.12        $78,316     $1.37
                             =======     =====       =======     =====        ========    =====        =======     =====

In commenting on the fourth quarter performance, David L. Kolb, Chairman and CEO, stated,

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

"We are very pleased with the 1998 fourth quarter results which included a 15% increase in sales over the fourth quarter of 1997 as compared to an industry increase of approximately 4%. Net sales excluding our 1998 acquisitions were up 10% for the quarter and 11% for the year. New 1998 product introductions in broadloam carpet and area rugs have continued to receive wide customer acceptance during the fourth quarter resulting in strong sales and profit growth. The higher sales volume, which led to better absorption of manufacturing costs, as well as lower raw material prices, resulted in fourth quarter gross profit improving from 22.7% of net sales last year to 25.2% of net sales in 1998. Continued strong cash flow has reduced our borrowings, resulting in an improvement in our debt-to-total capitalization ratio from 44.2% at December 31, 1997 to 37.8% at December 31, 1998. This reduced debt level was achieved despite three acquisitions and strong sales growth that required additional working capital support. Each of the Newmark & James, American Weavers and World acquisitions have made a positive contribution to our quarterly and annual earnings in 1998. Additionally, our acquisitions of certain assets of Image Industries, Inc. which closed on January 29, 1999, and of Durkan Patterned Carpets, Inc. which is expected to close in the first half of 1999, are also expected to be accretive to earnings in 1999. We are moving quickly to integrate all of these acquisitions with our existing systems, procedures and material costs. This will allow us to more fully realize all of the synergies and cost savings for these acquisitions through Mohawk's low cost structure. We expect to have much of the integration effort completed by the end of the first half of 1999."

The statements in the preceding paragraphs regarding improvement in operations from integration efforts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions thereof. Those statements are based on assumptions regarding the Company's ability to successfully integrate the Newmark & James, American Weavers, World and Image acquisitions. These or other assumptions identified from time to time in the Company's SEC reports and public announcements could prove inaccurate and, therefore, there can be no assurance that the "forward-looking statements" will prove to be accurate.

Mohawk is a leading producer of woven and tufted broadloom carpet and rugs for residential and commercial applications. The Company designs, manufactures and markets carpet in a broad range of colors, textures and patterns and is widely recognized through its premier brand names, some of which include "Aladdin," "Alexander Smith," "Bigelow," "Galaxy," "Harbinger," "Helios," "Horizon," "Karastan," "Mohawk," "World" and "Mohawk Commercial". Mohawk offers a broad line of washable accent and bath rugs through Aladdin and Newmark & James; area rugs through Karastan, American Rug Craftsmen and American Weavers; and decorative throws, placemats, table runners and kitchen chair pads through American Weavers. Mohawk also offers a complete laminate product line under the INSIGNIA brand name and distributes carpet padding and ceramic tile. The Company markets its products primarily through retailers and dealers.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Earnings Data                          Three Months Ended                    Twelve Months Ended
(Amounts in thousands, except per share data)              Dec 31, 1998    Dec 31, 1997 (1)    Dec 31, 1998 (1)   Dec 31, 1997 (1)
                                                           ------------    ----------------    ----------------   ----------------

Net sales                                                    $723,013          629,966             2,639,200         2,327,341
Cost of sales                                                 540,811          486,726             1,998,903         1,808,137
                                                             --------          -------             ---------         ---------
  Gross profit                                                182,202          143,240               640,297           519,204
Selling, general and administrative expenses                  110,529           91,963               406,170           354,528
Carrying value reduction of assets held for sale                2,900            5,500                 2,900             5,500
Compensation expense for stock option exercises                     -            2,600                     -             2,600
                                                             --------          -------             ---------         ---------
  Operating income                                             68,773           43,177               231,227           156,576
Interest expense                                                7,274            6,835                29,290            34,551
Acquisition costs - World merger                               17,700                -                17,700                 -
Other expense, net                                                216               81                 1,849               447
                                                             --------          -------             ---------         ---------
  Earnings before income taxes                                 43,583           36,261               182,388           121,578
Income taxes                                                   18,784           12,651                74,776            48,154
                                                             --------          -------             ---------         ---------
  Net earnings                                               $ 24,799           23,610               107,612            73,424
                                                             ========          =======             =========         =========
Basic earnings per share                                     $   0.43             0.41                  1.88              1.29
                                                             ========          =======             =========         =========
Weighted-average common shares outstanding                     57,344           57,029                57,243            56,812
                                                             ========          =======             =========         =========
Diluted earnings per share                                   $   0.43             0.41                  1.86              1.28
                                                             ========          =======             =========         =========
Weighted-average common and dilutive potential common
  shares outstanding                                           58,066           57,568                57,984            57,303
                                                             ========          =======             =========         =========


Consolidated Balance Sheet Data
(Amounts in thousands)                                    Dec 31, 1998    Dec 31, 1997 (1)
                                                          ------------    ----------------
ASSETS
Current assets:
  Cash                                                     $        -              145
  Receivables                                                 321,126          286,871
  Inventories                                                 412,194          367,076
  Prepaid expenses                                             21,283           15,547
  Deferred income taxes                                        52,304           39,082
                                                           ----------        ---------
    Total current assets                                      806,907          708,721
Property, plant and equipment, net                            422,922          391,101
Other assets                                                  101,577           76,735
                                                           ----------        ---------
                                                           $1,331,406        1,176,557
                                                           ==========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                        $   34,176           41,529
  Accounts payable and accrued expenses                       353,514          285,084
                                                           ----------        ---------
    Total current liabilities                                 387,690          326,613
Long-term debt, less current portion                          321,792          336,209
Deferred income taxes and other long-term liabilities          35,215           36,602
                                                           ----------        ---------
    Total liabilities                                         744,697          699,424
                                                           ----------        ---------
Total stockholders' equity                                    586,709          477,133
                                                           ----------        ---------
                                                           $1,331,406        1,176,557
                                                           ==========        =========

(1) Restated to give retroactive effect to the merger of Mohawk and World, which was accounted for under the pooling-of-interests basis of accounting.

--------------------------------------------------------------------------------
Dates for Future Press Releases and Conference Calls:

                     Press Release       Conference Call

1st Qtr. 1999        April 22            April 23    11:00 a.m. (800-603-9255)
2nd Qtr. 1999        July 22             July 23     11:00 a.m.       "
3rd Qtr. 1999        October 21          October 22  11:00 a.m.       "
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